UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2023

NorthStar Healthcare Income, Inc.
(Exact name of Registrant as Specified in its Charter)

Maryland	000-55190	27-3663988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
16 East 34th Street, 18th Floor,
New York, NY 10016
(Address of Principal Executive Offices, Including Zip Code)

(929) 777-3135
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2023, NorthStar Healthcare Income, Inc. (“NorthStar Healthcare” or the “Company”), through its subsidiary, Trilogy Holdings NT-HCI, LLC (“Seller”), and NorthStar Healthcare Income Operating Partnership, LP (“NHI OP”) entered into a Membership Interest Purchase Agreement (the “Option Agreement”) with American Healthcare REIT, Inc. (“AHR”) and its subsidiary, GAHC3 Trilogy JV, LLC (“Buyer”).

Pursuant to the Option Agreement, Seller has granted to Buyer, the majority partner of the Trilogy Joint Venture (as defined below), the right to purchase all of its ownership interests in Trilogy REIT Holdings, LLC (the “Trilogy Joint Venture”), at any time prior to September 30, 2025, assuming Buyer exercises all extension options and subject to satisfaction of closing conditions, for a purchase price ranging from $240.5 million to up to $260 million depending upon the purchase price consideration and timing of the closing, as described in further detail below (the “Transaction”).

The purchase price for the Transaction may be paid in a combination of cash and new Series A Cumulative Convertible Preferred Stock issued by AHR (the “Preferred Shares”), with a minimum of 10% of the purchase price to be paid in cash. Any portion of the purchase price consideration paid in cash may be subject to a 7.5% or 5% discount, respectively, if the Transaction closes prior to March 31, 2024 or December 31, 2024, respectively. In addition, Seller may be entitled to a supplemental cash payment of $25,600 per day for the period between July 1, 2023 until the closing date, for up to approximately $21 million, reduced by any distributions received from the Trilogy Joint Venture by Seller during the interim period.

If Preferred Shares are issued as part of the purchase price consideration at the closing of the Transaction, the Preferred Shares will be issued with the rights, privileges and preferences set forth in the form of Articles Supplementary attached as an exhibit to the Option Agreement. In addition, AHR and NorthStar Healthcare will enter into a letter agreement requiring AHR to redeem the Preferred Shares in connection with certain events, a registration rights agreement related to the Preferred Shares and a registration rights agreement related to the shares of common stock issuable upon conversion of the Preferred Shares, in each case in the forms attached as exhibits to the Option Agreement.

The obligations of the Seller and Buyer to close the Transaction are subject to, if the purchase price consideration includes Preferred Shares, AHR having received a minimum of $200 million of proceeds from certain equity offerings or asset sales, AHR having listed its common stock on a nationally recognized securities exchange, certain third party deliverables and other customary closing conditions.

Seller, Buyer and AHR have each made customary representations and warranties and covenants in the Option Agreement. Seller, Buyer and AHR have each given customary surviving indemnities and undertakings in favor of the other parties to the Option Agreement, which are subject to customary survival periods and maximum liability limitations. The surviving representations and warranties and covenants, and indemnities and undertakings, of the Seller under the Option Agreement are guaranteed by NHI OP.

Buyer may terminate the Option Agreement at any time, subject to payment of a cash termination fee equal to: (i) if the Option Agreement is terminated prior to the initial outside date, September 30, 2024, $3.9 million or, if a “Qualifying IPO” (i.e., an underwritten public offering of AHR’s common stock resulting in at least $200 million of net proceeds) has occurred prior to the termination, $7.8 million, (ii) if Buyer exercises its first extension option and the Option Agreement is terminated prior March 31, 2025, $11.7 million and (iii) if Buyer exercises its second extension option and and then the Option Agreement is terminated prior to September 30, 2025, $15.6 million. Seller may also terminate the Option Agreement if Buyer fails to close the Transaction by the outside date, as extended if applicable, and will be entitled to the termination fee (so long as the failure to close the Transaction is not due to Seller’s breach of the Option Agreement). Seller’s right to receive the cash termination fee is its sole and exclusive remedy for any loss suffered by it if the Transaction does not close. As a result, there can be no assurance that Buyer will consummate the Transaction on these terms, or at all.

The foregoing description of the Option Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Option Agreement, a copy of which is filed herewith as Exhibit 10.1, and incorporated by reference herein. The Option Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about NorthStar Healthcare or the other parties thereto or any of their respective businesses.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: Buyer may elect to terminate the Option Agreement or Buyer may be unable to satisfy the closing conditions set forth in the Option Agreement. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as in the Company’s other filings with the Securities and Exchange Commission (the “SEC”).

The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company is under no duty to update any of these forward-looking statements after the date of this Current Report on Form 8-K, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1*
Membership Interest Purchase Agreement, dated as of November 3, 2023, by and among GAHC3 Trilogy JV, LLC, American Healthcare REIT, Inc., Trilogy Holdings NT-HCI, LLC and NorthStar Healthcare Income Operating Partnership, LP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
______________________________________________________
*    Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: November 7, 2023	By:	/s/ Nicholas R. Balzo
Nicholas R. Balzo
Chief Financial Officer and Treasurer
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